Exhibit 99.1

iPic® Entertainment Announces Initial Full Year 2018 Outlook

Expects 2018 Comparable-Store Sales Growth of 0% to +5%

Articulates Four Key Strategic Initiatives to Create Long-Term Value

Company Reports Third Quarter 2017 Results and Expects to File 10-Q Shortly

Reports Preliminary Full Year 2017 Results

BOCA RATON, FL (Globe Newswire) – March 8, 2018 – iPic® Entertainment Inc. (“iPic” or the “Company”) (NASDAQ: IPIC), America’s premier luxury restaurant-and-theater brand, today announced its initial full year 2018 outlook, including expectations for annual comparable-store sales growth of 0% to +5%, and articulated four key strategic initiatives to create long-term value for stockholders. The Company also reported its third quarter 2017 results, expects to file its 10-Q shortly, as well as reported preliminary, unaudited full year 2017 results.

Hamid Hashemi, Founder & Chief Executive Officer of iPic® Entertainment, commented, “With the completion of our Initial Public Offering in February, we are excited to begin our journey as a public company. iPic® Entertainment is America’s premier luxury restaurant-and-theater brand that strives to be our guest’s favorite local destination for a night out on the town. Our concept is well-positioned within today’s ever-increasing experiential economy to deliver a one-of-a-kind, four-hour guest experience.”

Hashemi continued, “We currently operate 115 screens at 15 locations in 9 states with the goal of reaching 200 locations across the US. We believe that we are still in the very nascent stage of our domestic growth story but also see significant opportunity to expand internationally. We are laser focused on executing on our four key strategic initiatives to meaningfully improve our top and bottom-line performance in 2018 and beyond while creating long-term value for our stockholders.”

Initial Full Year 2018 Financial Outlook

For the year ending December 31, 2018, the Company currently expects the following:

▪	Total revenue growth of +3% to +7%.
▪	Comparable-store sales growth in the range of 0% to +5%.
▪	Store-level EBITDA, a non-GAAP measure, growth of +20% to +30%.
▪	Adjusted EBITDA, a non-GAAP measure, loss of $(1.5) million to $(0.5) million.
▪	At least three remodels of existing locations with Generation I auditoriums.
▪	Capital expenditures of $20 million to $25 million, net of tenant improvement dollars.

Key Strategic Initiatives

iPic plans to execute on four key strategic initiatives in order to meaningfully improve its top and bottom-line results over time and create long-term value for stockholders.

1.	Improving Profitability from Existing Locations:
▪	A significant revenue driver going forward will be the remodeling of the Company’s Generation I legacy locations into Generation III designs that, among other things, will include the installation of predominately Premium-Plus seating, including iPic’s latest Patented Pod Seats and Chaise Lounges. Premium-Plus seating currently comprises approximately 35% of seating in our Generation I auditoriums. Our Generation III designs, which contain significantly more Premium-Plus seating, generate significantly higher revenue per screen than our Generation I locations.
▪	iPic expects to complete a minimum of three remodels in 2018.
▪	After a detailed review of all eight locations with Generation I auditoriums, the Company has decided against reinvestment at its Glendale, Wisconsin location, where the Bayshore Mall is now in receivership. The Company has instead closed this location effective March 8, 2018. In 2017, this location generated a store-level EBITDA loss.

2.	Opening New iPic Locations Domestically:
▪	The Company currently operates 115 screens at 15 locations in 9 states with the ultimate long-term goal of reaching 200 locations across the US.
▪	iPic recently signed leases for two new iPic locations in Fort Lauderdale, FL and Atlanta, GA and has a robust pipeline of additional sites in lease negotiations.
▪	The Company plans to open at least four new domestic locations per year starting in 2019.

3.	Pursuing International Growth Opportunities:
▪	The Company is actively exploring the potential to expand the iPic brand internationally through licensed and/or asset-light partnerships.
▪	iPic announced today the signing of a Memorandum of Understanding with BAS Global Investments to develop its one-of-a-kind, world-class luxurious restaurant-and-theater iPic locations throughout The Kingdom of Saudi Arabia. If the Company is able to finalize all agreements and successfully obtain needed operating licenses, iPic believes there is the potential for 25 to 30 iPic locations within the next ten years, and would expect to expand in all parts of the country starting in Riyadh and Jeddah.

4.	Increasing Digital Growth Options (Membership and Sponsorship):
▪	The Company plans to leverage its growing membership network as the brand expands and increases its market presence. In 2017, iPic’s active users that have visited a location over the past year accounted for approximately 47% of revenue.
▪	In 2017, the Company earned $1.8 million from corporate sponsorships and believes that it has the opportunity to significantly grow its local and national sponsorship revenue.

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Financial Results

The Company reported third quarter results, ended September 30, 2017, including:

▪	Total revenue of $32.6 million.
▪	Comparable-store sales decrease of 16.5%.
▪	Store-level EBITDA*, a non-GAAP measure, of $2.7 million.
▪	EBITDA*, a non-GAAP measure, loss of $(2.4) million.
▪	Adjusted EBITDA*, a non-GAAP measure, loss of $(1.7) million.
▪	Net loss was $(11.5) million.

The Company reported preliminary, unaudited full year 2017 results, ended December 31, 2017, including:

▪	Total revenue of $139 million to $140 million.
▪	Comparable-store sales decrease of 7.5% to 8.0%.
▪	Store-level EBITDA, a non-GAAP measure, of $13.7 million to $14.3 million.
▪	EBITDA, a non-GAAP measure, loss of $(9.0) million to $(8.5) million.
▪	Adjusted EBITDA, a non-GAAP measure, loss of $(1.5) million to $(1.0) million.
▪	Net loss between $(45) million and $(44) million.

* Store-level EBITDA, EBITDA, and Adjusted EBITDA are non-GAAP measures. Reconciliations of store-level EBITDA and adjusted EBITDA to net income (loss), the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See "Non-GAAP Financial Measures."

Initial Public Offering and Subsequent Events

On February 1, 2018, the Company successfully closed its initial public offering ("IPO") of common stock at a price to the public of $18.50 per share. iPic issued 1,248,159 shares of Class A common stock (which included converting 429,730 Class B common stock to Class A common stock) and received gross proceeds of approximately $15.1 million.

Separately, on February 1, 2018, the Company closed a private placement of $2.5 million from an affiliate of one of its existing investors, Regal Cinemas, which had previously invested $12 million at a price of $18.13 per share in April 2017. Additionally, PVR Cinemas, the largest exhibitor in India, invested $4 million at the same price of $18.13 per share in November 2017.

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Conference Call

iPic will host a conference call today at 5:00 p.m. EST. The conference call can be accessed live over the phone by dialing (201) 493-6779. A replay will be available after the call and can be accessed by dialing (412) 317-6671; the passcode is 13676497. The replay will be available until Sunday, April 8, 2018.

The conference call will also be webcast live from the Company's Investor Relations website at investors.ipictheaters.com. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.

Key Financial Definitions

New store openings – Our ability to expand our business and reach new guests is influenced by the opening of additional iPic locations in both new and existing markets. The success of our new iPic locations is indicative of our brand appeal and the efficacy of our site selection and operating models.

Comparable-store sales – Comparable-store sales are a year-over-year comparison of sales at iPic locations open at the end of the period which have been open for at least 12 months prior to the start of such quarterly period. It is a key performance indicator used within the industry and is indicative of acceptance of our initiatives as well as local economic and consumer trends. Our comparable iPics consisted of 11 and 14 iPics as of the end of 2016 and 2017, respectively. From period to period, comparable-store sales are generally impacted by attendance and average spend per person. Spend per person is, in turn, composed of pricing and sales-mix changes.

Store-level EBITDA – A non-GAAP measure, store-level EBITDA consists of total revenues less store-level expenses that include food-and beverage cost-of-goods sold, box-office-and-other-income costs-of-goods-sold, labor costs, occupancy expenses and other-operating expenses.

EBITDA – A non-GAAP measure, is defined as net income before net interest, taxes, depreciation and amortization.

Adjusted EBITDA – A non-GAAP measure, is defined as net income before net interest, taxes, depreciation and amortization, and which also excludes equity-based compensation expense, losses on the disposal of property and equipment, as well as certain non-recurring items that the Company does not believe directly reflect its core operations.

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About iPic® Entertainment Inc.

Established in 2010 and headquartered in Boca Raton, FL, iPic® Entertainment is America’s premier luxury restaurant-and-theater brand. A pioneer of the dine-in theater concept, iPic® Entertainment’s mission is to provide visionary entertainment escapes, presenting high-quality, chef-driven culinary and mixology in architecturally unique destinations that include premium movie theaters and restaurants. iPic® Theaters offers guests two tiers of luxury leather seating, Premium Chaise lounge and Premium Plus pod or reclining seating options. iPic® Theaters currently operates 15 locations with 115 screens in Arizona, California, Florida, Illinois, Maryland, New Jersey, New York, Texas, and Washington and new locations planned for Florida, Georgia, Texas, California and Connecticut. For more information, visit www.iPic.com.

Forward-Looking Statements

This press release includes ''forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our financial outlook for the 2018 full year; our expectations with respect to the opening of new locations in the near and long term; our expectations with respect to capital expenditures and improvements to existing locations; our expectations with respect to international growth; and our ability to increase our digital growth. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes'' or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about us, including risks related to the following: our inability to successfully identify and secure appropriate sites and timely develop and expand our operations in existing and new markets; our inability to optimize our theater circuit through new construction and transforming our existing theaters; competition from other theater chains and restaurants; our inability to operate profitably; our dependence on a small number of suppliers for motion picture products; our inability to manage fluctuations in attendance in the motion picture exhibition industry; our inability to address the increased use of alternative film delivery methods or other forms of entertainment; our ability to serve menu items that appeal to our guests and to avoid food safety problems; our inability to obtain sufficient capital to open up new units, to renovate existing units and to deploy strategic initiatives; our ability to address issues associated with entering into long-term non-cancelable leases; our inability to protect against security breaches of confidential guest information; our inability to manage our growth; our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations; our inability to manage our substantial level of outstanding debt; our ability to continue as a going concern; our failure to meet any operational and financial performance guidance we provide to the public; our ability to compete and succeed in a highly competitive and evolving industry; and other factors described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission.

Although the forward-looking statements in this press release are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made that the expectations reflected in our forward-looking statements will be attained. Should one or more of the risks or uncertainties referred to above materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material and adverse respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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iPic-Gold Class Entertainment, LLC
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2017	December 31, 2016

Assets
Cash and cash equivalents	$3,868	$4,653
Accounts receivable	3,496	4,081
Inventories	1,065	1,227
Prepaid expenses	715	2,816

Total current assets	9,145	12,777

Property and equipment, net	144,881	164,439
Deposits	217	232
Convertible note receivable	250	-

Total assets	154,493	177,448

Liabilities and Members’ Deficit
Accounts payable	10,275	11,797
Accrued expenses	3,502	2,601
Accrued interest	3,680	955
Accrued payroll	2,124	3,609
Accrued insurance	-	1,327
Taxes payable	1,315	2,435
Deferred revenue	6,524	7,234
Deposits and other current liabilities	464	-
Total current liabilities	27,883	29,958

Long-term debt – related party	138,225	127,713
Notes payable to related parties	50,385	47,688
Deferred rent	51,197	50,336
Accrued construction liabilities	-	12,771
Accrued interest – long-term	4,555	2,903

Total liabilities	272,245	271,369

Members’ Deficit
Members’ contributions	34,493	24,369
Accumulated deficit	(152,245)	(118,290)

Total members’ deficit	(117,752)	(93,921)

Total liabilities and members’ deficit	154,493	177,448

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iPic-Gold Class Entertainment, LLC
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except share data)

	Nine Months	Nine Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Revenues
Food and beverage	$55,270	$44,865	$17,569	$15,750
Theater	45,550	40,038	14,770	14,095
Other	1,145	527	252	237
Total revenues	101,966	85,430	32,591	30,082

Operating expenses
Cost of food and beverage	15,154	12,067	4,847	4,304
Cost of theater	17,522	15,564	5,238	5,395
Operating payroll and benefits	28,480	21,964	9,574	7,475
Occupancy expenses	13,443	12,377	4,677	4,043
Other operating expenses	18,765	14,371	6,228	5,356
General and administrative expenses	11,062	9,196	4,423	3,355
Depreciation and amortization expense	14,552	11,293	4,974	4,001
Pre-opening expenses	1,634	3,094	2	2,223
Impairment of property and equipment	3,332	-	-	-
Operating expenses	123,943	99,926	39,964	36,153

Operating loss	(21,977)	(14,496)	(7,373)	(6,070)

Other income (expense)
Interest income (expense), net	(11,918)	(8,532)	(4,135)	(3,273)
Other income (expense)	5	-	-	-
Total other income (expense)	(11,913)	(8,532)	(4,135)	(3,273)

Net loss before income tax expense	(33,890)	(23,028)	(11,508)	(9,343)

Income tax expense	65	46	22	16

Net loss	$(33,955)	$(23,074)	$(11,530)	$(9,359)

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iPic-Gold Class Entertainment, LLC
 Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(33,955)	$(23,074)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,552	11,205
Impairment of property and equipment	3,332	-
Loss on disposal of property and equipment	8	89
Amortization of deferred rent	(511)	(111)
Lease incentive payments received from lessors	140	18,261
Effective interest adjustment	(266)	(117)
Net changes in operating assets and liabilities:
Tenant improvement receivable	-	4,609
Accounts receivable	2,849	444
Inventory	162	98
Prepaid expenses	2,101	1,480
Deposits	15	(60)
Accounts payable	(1,459)	(2,223)
Accruals	(2,564)	(3,239)
Accrued interest	12,379	8,397
Interest paid	(7,736)	(8,670)
Deferred revenue	(717)	(1,087)

Net cash provided by (used in) operating activities	(11,670)	6,002

Cash flows from investing activities:
Purchases of property and equipment	(14,468)	(46,787)
Investment in convertible note receivable	(250)	-

Net cash used in investing activities	(14,718)	(46,787)

Cash flows from financing activities:
Capital contributions	12,394	-
Repayment of notes payable to related parties	(341)	-
Loan proceeds	13,550	36,530

Net cash provided by financing activities	25,603	36,530

Net decrease in cash and cash equivalents	(785)	(4,255)
Cash and cash equivalents at the beginning of period	4,653	8,182

Cash and cash equivalents at the end of period	$3,868	$3,927

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$7,680	$9,232
Cash paid for income taxes	$87	$61

Supplemental disclosures of non-cash flow activity:
Property and equipment financed through liabilities	$2,118	$1,035
Non-cash capital distributions	$2,270	$-

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Non-GAAP Measures

Certain financial measures presented in this press release, such as EBITDA, Adjusted EBITDA and Store-Level EBITDA are not recognized under accounting principles generally accepted in the United States, which we refer to as “GAAP.” We define these terms as follows:

▪	“EBITDA” means, for any reporting period, net loss before interest, taxes, depreciation, and amortization,
▪	“Adjusted EBITDA” is a supplemental measure of our performance and is also the basis for performance evaluation under our executive compensation programs. Adjusted EBITDA is defined as EBITDA adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, equity-based compensation expense, pre-opening expenses, other income and loss on disposal of property and equipment, impairment of property and equipment as well as certain non-recurring charges. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to our ongoing business performance.
▪	“Store-Level EBITDA” is a supplemental measure of our performance which we believe provides management and investors with additional information to measure the performance of our locations, individually and as an entirety. Store-Level EBITDA is defined by us as EBITDA adjusted for pre-opening expenses, other income, loss on disposal of property and equipment, impairment of property and equipment, non-recurring charges, and general and administrative expense. We use Store-Level EBITDA to measure operating performance and returns from opening new stores. We believe that Store-Level EBITDA is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store-level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store-Level EBITDA is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency and performance, and we use Store-Level EBITDA as a means of evaluating store financial performance compared with our competitors.

You are encouraged to evaluate the adjustments we have made to GAAP financial measures and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA and Store-Level EBITDA, you should be aware that in the future we may incur income and expenses that are the same as or similar to some of the adjustments used to calculate the non-GAAP financial measures contained in this press release.

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EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our board of directors to assess our financial performance. EBITDA and Adjusted EBITDA are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Store-Level EBITDA is utilized to measure the performance of our locations, both individually and in entirety.

EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. Our presentation of Adjusted EBITDA and Store-Level EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect tax payments, debt service requirements, capital expenditures, iPic openings and certain other cash costs that may recur in the future, including, among other things, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. Management compensates for these limitations by relying on our GAAP results in addition to using EBITDA and Adjusted EBITDA supplementally. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

Non-GAAP Financial Measures
$ Thousands

	Nine Months Ended		Three Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016

Net loss	$(33,955)	$(23,074)	$(11,530)	$(9,359)
Plus:
Interest expense	11,918	8,532	4,135	3,273
Income tax expense	65	46	22	16
Depreciation and amortization expense	14,552	11,293	4,974	4,001
EBITDA	(7,421)	(3,202)	(2,399)	(2,069)

Plus:
Pre-opening expenses	1,634	3,094	2	2,223
Other income	(5)	-	-	-
Impairment of property and equipment	3,332	-	-	-
Non-recurring charges	1,069	-	696	-
Adjusted EBITDA	(1,391)	(109)	(1,701)	154

Plus:
General and administrative expense	11,062	9,196	4,423	3,355
Store-Level EBITDA	9,671	9,088	2,722	3,509

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# # #

Investor Relations:

ICR

Melissa Calandruccio, CFA

iPicIR@icrinc.com

646-277-1273

Media Relations:

The Gab Group for iPic® Entertainment Corporate

Michelle Soudry

msoudry@thegabgroup.com

561-750-3500

Jonesworks
Stephanie Jones/Michelle Bower

ipic@jonesworks.com
212-839-0111

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